Exhibit 99.1

Evofem Biosciences Announces
$10 Million Registered Direct Offering of Series B Preferred Stock

-- Provides Runway into Q1 2022 --

SAN DIEGO, CA, October 12, 2021 — Evofem Biosciences, Inc. (NASDAQ: EVFM) today announced that it has entered into a definitive agreement with Keystone Capital Partners ("Keystone Capital") providing for the issuance and sale of an aggregate of 10,000 shares of Series B Convertible Stock in a registered direct offering for a purchase price of $1,000.00 per share. The aggregate gross proceeds from this offering are expected to be an aggregate of approximately $10.0 million, before deducting estimated offering expenses payable by Evofem and will close in two equal tranches with the second closing to occur on or about the 10th trading day following the initial closing.
“This financing provides us with a runway into the first quarter of 2022 as we accelerate Phexxi’s growth trajectory and work to deliver long-term value for shareholders and women,” said Saundra Pelletier, Evofem's Chief Executive Officer.
Evofem intends to use the net proceeds from the offering for the continuation of commercialization activities related to Phexxi® (lactic acid, citric acid and potassium bitartrate), the continuation of its pivotal Phase 3 clinical trial ‘EVOGUARD’ evaluating EVO100 for the prevention of chlamydia and gonorrhea in women and related development activities, and general corporate purposes and other capital expenditures.
The securities described above are being offered and sold only by means of a written prospectus and related prospectus supplement forming part of Evofem’s shelf registration statement on Form S-3 (File No. 333-258321) that was previously filed with the Securities and Exchange Commission (SEC) on July 30, 2021, and subsequently declared effective by the SEC on August 5, 2021. The final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. A more complete description of the rights of the Series B Convertible Preferred Stock will also be contained in a Current Report on Form 8-K to be filed in connection with the offering. The final prospectus supplement, accompanying prospectus and Current Report on Form 8-K and will be available on the SEC’s website at www.sec.gov.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Evofem Biosciences
Evofem Biosciences, Inc., (NASDAQ: EVFM) is developing and commercializing innovative products and product candidates to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (chlamydia and gonorrhea). The Company’s first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.
Phexxi® is a registered trademark of Evofem Biosciences, Inc.
Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the anticipated use of proceeds from the offering, estimates regarding cash runway, and all statements related to the completion of the registered direct offering and the satisfaction of customary closing conditions related to the registered direct offering. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, including market and other conditions, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Contact
Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
Mobile: (917) 673-5775

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